                                                                     EXHIBIT 5.3


                          REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is entered into as of February __, 1998, by and among Aureal Semiconductor Inc., a corporation duly incorporated and existing under the laws of the State of Delaware ("Company"), Swartz Investments, LLC ("Swartz"), a Georgia limited liability company, and the subscribers (hereinafter referred to as "Subscribers") to the Company's offering ("Offering") of up to Five Million Dollars ($5,000,000) of Series A Preferred Stock (the "Preferred Stock", or the "Convertible Securities") pursuant to the Regulation D Subscription Agreement between the Company and each of the Subscribers ("Subscription Agreement").

                 1.      DEFINITIONS. For purposes of this Agreement:

                 (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933 (the "Act"), and pursuant to Rule 415 under the Act or any successor rule, and the declaration or ordering of effectiveness of such registration statement or document;

                 (b) For purposes hereof, the term "Registrable Securities" means the shares of the Company's Common Stock together with any capital stock issued in replacement of, in exchange for or otherwise in respect of such Common Stock (the "Common Stock") (i) issued or issuable upon conversion of the Convertible Securities, (ii) issued or issuable upon exercise of the Warrant to purchase Common stock issued to Swartz or its designees in connection with the Offering (the "Warrants"), by Swartz, its designees or any subsequent Holder of the Warrant or portion thereof and (iii) issued to Swartz in connection with the Offering.

                 Notwithstanding the above:

                 1. Common Stock which would otherwise be deemed to be Registrable Securities shall not constitute Registrable Securities if those shares of Common Stock may be resold in a public transaction without volume limitations or other material restrictions without registration under the Act, including without limitation, pursuant to Rule 144 under the Act; and

                 2. any Registrable Securities resold in a public transaction shall cease to constitute Registrable Securities.

                 (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock which have been issued or are issuable upon conversion of the Convertible Securities and exercise of the then outstanding Warrants at the time of such determination;

                 (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any permitted assignee thereof;

                 (e) The term "Initiating Holders" means (i) one or more holders of Registrable Securities obtained or obtainable upon conversion of at least Fifty (50) shares of Preferred Stock; and

                 (f) The term "Due Date" means the date which is four (4) months after the Last Closing (as defined in the Subscription Agreement) of the Offering.



                                    EXHIBIT B





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                 2.      REQUIRED REGISTRATION.

                 (a) The Company shall, within two (2) calendar months after the Last Closing of the Offering, file a registration statement ("Registration Statement") on Form S-3 (or other suitable form, at the Company's discretion, but subject to the reasonable approval of Subscribers), covering the resale of all shares of Registrable Securities then outstanding or issuable upon conversion of all then outstanding Convertible Securities or upon exercise of the Warrants. Such Registration Statement shall initially cover the number of shares issuable upon exercise of the Warrants plus at least Three Million Seven Hundred Fifty Thousand (3,750,000) shares of Common Stock and shall cover, to the extent allowed by applicable law in the reasonable opinion of Company's counsel, such additional indeterminate number of shares of Common Stock as are required to effect conversion of the Convertible Securities due to fluctuations in the price of the Company's Common Stock. The Company shall use its best efforts to have the Registration Statement declared effective as soon as possible. In the event that the Company determines, which determination shall be made by the Company within five (5) business days after the last business day of each month after the Due Date or is notified at any time by a Holder, that the Registration Statement does not cover a sufficient number of shares of Common Stock to effect the resales of a number of shares of Common Stock equal to one hundred twenty five percent (125%) of the number of shares of Common Stock issuable to each Subscriber upon conversion of all outstanding Convertible Securities then eligible for conversion, at the Conversion Price (as defined in the Certificate of Designation of the Series A Preferred Stock, referred to herein as the "Certificate of Designation") in effect on the last business day of such month (the "Assumed Conversion Price"), and upon exercise of all the outstanding Warrants (a "Registration Shortfall"), the Company shall, within five (5) business days, amend the Registration Statement or file a new Registration Statement (an "Amended" or "New" Registration Statement, respectively), as appropriate, to add such number of additional shares as would be necessary to effect the resales of a number of shares of Common Stock equal to at least one hundred fifty percent (150%) of the number of shares of Common Stock issuable to each Subscriber upon conversion of all outstanding Convertible Securities then eligible for conversion, at the Assumed Conversion Price then in effect and upon exercise of all of the outstanding Warrants. If the Registration Statement is not filed within two (2) calendar months after the Last Closing of the Offering, Company shall pay the Subscribers an amount equal to one percent (1%) per month of the aggregate amount of outstanding Convertible Securities held by Subscriber, accruing daily until the Registration Statement is filed, payable in cash or Common Stock at the Subscriber's option, as set forth below ("Late Filing Payment"). If the Registration Statement is not declared effective by the Due Date, or if any other Amended or New Registration Statement required to be filed hereunder is not declared effective within two (2) calendar months of the date it is required to be filed, the Company shall pay the Subscribers an amount equal to one percent (1%) per month of the aggregate amount of outstanding Convertible Securities held by Subscriber, accruing daily until the Registration Statement or a registration statement filed pursuant to Section 3 of this Agreement is declared effective (the "Late Registration Payment"). Notwithstanding the above, any Late Registration Payments otherwise due to a Subscriber shall be reduced by the amount of any Late Filing Payments that have previously been paid in full to such Subscriber. Any Late Filing Payment or Late Registration Payment shall be payable in cash or Common Stock, at the Subscriber's option, as follows: If Subscriber elects to be paid in cash, such Late Filing Payment or Late Registration Payment shall be paid to such Subscriber by a cashiers check, no later than ten (10) days after the end of (i) the month in which the Company receives the Holder's cash payment request and (ii) any subsequent month(s) for which such amounts accrue. If Subscriber elects to be paid in Common Stock, such number of shares shall be determined as follows:

        Upon conversion of each Convertible Security or any portion thereof, the Company shall issue to the Subscriber the number of shares of Common Stock determined as set forth in Section 5(a) of the Certificate of Designation, plus an additional number of shares of Common Stock attributable to such Convertible Securities (the "Additional Shares") determined as set forth below:







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      Additional Shares = Late Registration Payment + Late Filing Payment
                          -----------------------------------------------
                                          Conversion Price

With respect to the Preferred Stock, "Conversion Price" has the definition ascribed to it in the Certificate of Designation.

Such Additional Shares shall also be deemed "Registrable Securities" as defined herein. The Company covenants to use its best efforts to use Form S-3 for the registration required by this Section during all applicable times contemplated by this Agreement.

                 (b) The Registration Statement shall be prepared as a "shelf" registration statement under Rule 415, and shall be maintained effective until all Registrable Securities cease to exist.

                 (c) The Company represents that it is presently eligible to effect the registration contemplated hereby on Form S-3 and will use its best efforts to continue to take such actions as are necessary to maintain such eligibility.

                 3. PIGGYBACK REGISTRATION. If the Registration Statement described in Section 2 is not effective by the Due Date, and if (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its Common Stock under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely for the sale of securities to participants in a Company stock plan or a registration on Form S-4 or from S-8 promulgated under the Act or any successor or similar form registering stock issuable upon a reclassification, upon a business combination involving an exchange of securities or upon an exchange offer for securities of the issuer or another entity), the Company shall, at such time, promptly give each Holder written notice of such registration (a "Piggyback Registration Statement"). Upon the written request of each Holder given by fax within ten (10) days after mailing of such notice by the Company, the Company shall cause to be included in such registration statement under the Act all of the Registrable Securities that each such Holder has requested to be registered ("Piggyback Registration") to the extent such inclusion does not violate the registration rights of any other securityholder of the company granted prior to the date hereof; nothing herein shall prevent the Company from withdrawing or abandoning the registration statement prior to its effectiveness. The election of initiating Holders to participate in a Piggyback Registration Statement shall not impact the amount payable to investors pursuant to Section 2(a) herein except that the Late Registration Payment shall cease to accrue as of the date of effectiveness of the Piggyback Registration Statement.

                 4.      LIMITATION ON OBLIGATIONS TO REGISTER.

                 (a) In the case of a Piggyback Registration on an underwritten public offering by the Company, if the managing underwriter determines and advises in writing that the inclusion in the registration statement of all Registrable Securities proposed to be included would interfere with the successful marketing of the securities proposed to be registered by the Company, then the number of such Registrable Securities to be included in the registration statement, to the extent such Registrable Securities may be included in such Piggyback Registration Statement shall be allocated among all Holders who had requested Piggyback Registration pursuant to the terms hereof, in the proportion that the number of Registrable Securities which each such Holder, including Swartz, seeks to register bears to the total number of Registrable Securities sought to be included by all Holders, including Swartz. If required by the managing underwriter of such an underwritten public offering, the Holders shall enter into a reasonable agreement limiting the





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number of Registrable Securities to be included in such Piggyback Registration
Statement and the terms, if any, regarding the future sale of such Registrable Securities.

                 (b) In the event the Company believes that shares sought to be registered under Section 2 or Section 3 by Holders do not constitute "Registrable Securities" by virtue of Section 1(b) of this Agreement, and the status of those shares as Registrable Securities is disputed, the Company shall provide, at its expense, an Opinion of Counsel, reasonably acceptable to the Holders of the Securities at issue (and satisfactory to the Company's transfer agent to permit the sale and transfer) that those securities may be sold immediately, without volume limitation, without registration under the Act, by virtue of Rule 144 or similar provisions.

                 5. OBLIGATIONS OF THE COMPANY. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                 (a) Prepare and file with the Securities and Exchange Commission ("SEC") a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective.

                 (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                 (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                 (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders of the Registrable Securities covered by such registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                 (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                 (f) As promptly as practicable after becoming aware of such event, notify each Holder of Registrable Securities of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and subject to
Section 6 use its best efforts promptly to prepare a supplement or amendment to the registration statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Holder as such Holder may reasonably request.

                 (g) Provide Holders with written notice of the date that a registration statement registering the resale of the Registrable Securities is declared effective by the SEC, and the date or dates when the Registration Statement is no longer effective.





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                 (h)  Provide Holders and their representatives the opportunity to conduct a reasonable due diligence inquiry of Company's pertinent financial and other records and make available its officers, directors and employees for questions regarding such information as it relates to information contained in the registration statement.

                 6. BLACK OUT. In the event that, during the time that the Registration Statement is effective, the Company reasonably determines, based upon advice of counsel, that due to the existence of material non-public information, disclosure of such material non-public information would be required to make the statements contained in the Registration Statement not misleading, and the Company has a bona fide business purpose for preserving as confidential such material non-public information, the Company shall have the right to suspend the effectiveness of the Registration Statement, and no Holder shall be permitted to sell any Registrable Securities pursuant thereto, until such time as such suspension is no longer advisable; provided, however, that such time shall not exceed a period of sixty (60) days. As soon as such suspension is no longer advisable, the Company shall, if required, promptly, but in no event later than the date the Company files any documents with the Securities and Exchange Commission ("SEC") referencing such material information, file with the SEC an amendment to the Registration Statement disclosing such information and use its best efforts to have such amendment declared effective as soon as possible.

                         In the event the effectiveness of the Registration
Statement is suspended by the Company pursuant hereto, the Company shall promptly notify all Holders whose securities are covered by the Registration Statement of such suspension, and shall promptly notify each such Holder as soon as the effectiveness of the Registration Statement has been resumed. The Company shall be entitled to effect no more than three (3) such suspensions during the one (1) year period following the Last Closing, no more than two (2) of which shall occur during the last six (6) months of such one year period.

                 7. FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with regard to each selling Holder that such selling Holder shall furnish to the Company such information regarding Holder, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of its Registrable Securities or to determine that registration is not required pursuant to Rule 144 or other applicable provision of the Act.

                 8. EXPENSES. All expenses other than underwriting discounts and commissions and fees and expenses of counsel to the selling Holders incurred in connection with registrations, filings or qualifications pursuant hereto, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, shall be borne by the Company.

                 9. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement or a Piggyback Registration Statement under this Agreement:

                 (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers and directors of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements or omissions: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the





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statements therein not misleading, and the Company will reimburse each such
Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, director, underwriter or controlling person.

                 (b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter and any other Holder selling securities in such registration statement or any of its directors or officers or any person who controls such Holder, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter or controlling person, or other such Holder or director, officer or controlling person may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any statement or omission in each case to the extent (and only to the extent) that such statement or omission is made in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration statement; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company and any such director, officer, controlling person, underwriter or controlling person, other Holder, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

                 (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.

                 (d)     In the event that the indemnity provided in paragraph
(a) or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and each Holder agree to contribute to the aggregate claims, losses, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Holder may





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be subject in such proportion as is appropriate to reflect the relative fault of the Company and the Holders in connection with the statements or omissions which resulted in such Losses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by the Holders. The Company and the Holders agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls a Holder of Registrable Securities within the meaning of either the Securities Act or the Exchange Act and each director, officer, partner, employee and agent of a Holder shall have the same rights to contribution as such holder, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each director of the Company, and each officer of the Company who has signed the registration statement, shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                 (e)     The obligations of the Company and Holders under this
Section 9 shall survive the redemption and conversion, if any, of the Convertible Securities, the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, and otherwise.

                 10. REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

                 (a) make and keep public information available, as those terms are understood and defined in Rule 144;

                 (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                 11. AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities provided that the amendment treats all Holders equally. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, each future Holder, and the Company.

                 12. NOTICES. All notices required or permitted under this Agreement shall be made in writing signed by the party making the same, shall specify the section under this Agreement pursuant to which it is given, and shall be addressed if to (i) the Company at: Aureal Semiconductor Inc., 4245
Technology Drive, Fremont, CA  94538   Telephone No. (510) 252-4245, Facsimile
No.(510) 252-4491 and (ii) the Holders at their respective last address as the party as shown on the records of the Company. Any notice, except as otherwise provided in this Agreement, shall be made by fax and shall be deemed given at the time of transmission of the fax.

                 13. TERMINATION. This Agreement shall terminate on the date all Registrable Securities cease to exist; but without prejudice to (i) the parties' rights and obligations arising from breaches of this Agreement occurring prior to such termination (ii) other indemnification obligations under this Agreement.

                 14. ASSIGNMENT. No assignment, transfer or delegation, whether by operation of law or otherwise, of any rights or obligations under this Agreement by the Company or any Holder, respectively, shall be made without the prior written consent of the majority in








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interest of the Holders or the Company, respectively; provided that the rights of a Holder may be transferred to a subsequent holder of the Holder's Registrable Securities (provided such transferee shall provide to the Company, together with or prior to such transferee's request to have such Registrable Securities included in a Piggyback Registration, a writing executed by such transferee agreeing to be bound as a Holder by the terms of this Agreement); and provided further that the Company may transfer its rights and obligations under this Agreement to a purchaser of all or a substantial portion of its business if the obligations of the Company under this Agreement are assumed in connection with such transfer, either by merger or other operation of law (which may include without limitation a transaction whereby the Registrable Securities are converted into securities of the successor in interest) or by specific assumption executed by the transferee.

                 15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made in and wholly to be performed in that jurisdiction, except for matters arising under the Act or the Securities Exchange Act of 1934, which matters shall be construed and interpreted in accordance with such laws.

                 16. EXECUTION IN COUNTERPARTS PERMITTED. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one (1) instrument.





                           [INTENTIONALLY LEFT BLANK]





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        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this ____ day of February, 1998.


                                        AUREAL SEMICONDUCTOR INC.


                                    By: _______________________________________
                                        Kenneth E. Kokinakis, President - CEO

                          Address:  Aureal Semiconductor Inc.
                                    4245 Technology Drive
                                    Fremont, California  94538
                                    Telephone No. (510) 252-4245
                                    Facsimile No. (510) 252-4491



                                    SWARTZ INVESTMENTS, LLC

                                    By: _______________________________________
                                        Eric S. Swartz, President

                          Address:  1080 Holcomb Bridge Road
                                    Bldg. 200, Suite 285
                                    Roswell, GA  30076
                                    Telephone: (770) 640-8130
                                    Facsimile:  (770) 640-7150

                                    INVESTOR(S)

                                    ___________________________________________
                                    Investor's Name

                                    By:________________________________________
                                          (Signature)

                          Address:  ___________________________________________

                                    ___________________________________________

                                    ___________________________________________









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